                                                                   EXHIBIT 4.3





                            ENRON CORP. SAVINGS PLAN





                            AS AMENDED AND RESTATED


                          Effective:  January 1, 1994

                                    TABLE OF CONTENTS


ARTICLE                                                                        PAGE
- -------                                                                        ----
I        -   DEFINITIONS AND CONSTRUCTION   . . . . . . . . . . . . . . .         I-1
II       -   PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . .        II-1
III      -   CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . .       III-1
IV       -   ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . .        IV-1
V        -   INVESTMENT OF FUNDS    . . . . . . . . . . . . . . . . . . .         V-1
VI       -   RETIREMENT BENEFITS    . . . . . . . . . . . . . . . . . . .        VI-1
VII      -   DISABILITY BENEFITS    . . . . . . . . . . . . . . . . . . .       VII-1
VIII     -   SEVERANCE BENEFITS   . . . . . . . . . . . . . . . . . . . .      VIII-1
IX       -   DEATH BENEFITS   . . . . . . . . . . . . . . . . . . . . . .        IX-1
X        -   TIME AND MANNER OF PAYMENT OF BENEFITS   . . . . . . . . . .         X-1
XI       -   WITHDRAWALS AND LOANS  . . . . . . . . . . . . . . . . . . .        XI-1
XII      -   ADMINISTRATION OF PLAN   . . . . . . . . . . . . . . . . . .       XII-1
XIII     -   ADMINISTRATION OF FUNDS    . . . . . . . . . . . . . . . . .      XIII-1
XIV      -   TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .       XIV-1
XV       -   FIDUCIARY PROVISIONS   . . . . . . . . . . . . . . . . . . .        XV-1
XVI      -   AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . .        XVI-1
XVII     -   DISCONTINUANCE OF CONTRIBUTIONS,
             TERMINATION AND MERGER OR CONSOLIDATION  . . . . . . . . . .      XVII-1
XVIII    -   ADOPTING EMPLOYERS   . . . . . . . . . . . . . . . . . . . .     XVIII-1
XIX      -   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .       XIX-1
XX       -   TOP-HEAVY STATUS   . . . . . . . . . . . . . . . . . . . . .        XX-1
XXI      -   SECURITIES REGULATIONS   . . . . . . . . . . . . . . . . . .       XXI-1





                                      (i)

                            ENRON CORP. SAVINGS PLAN



                             W I T N E S S E T H :


         WHEREAS, ENRON CORP. and certain of its affiliates have heretofore adopted the ENRON CORP. SAVINGS PLAN, hereinafter referred to as the "PLAN," for the benefit of their employees; and

         WHEREAS, ENRON CORP. desires to restate the Plan and to amend the Plan in several respects on behalf of itself and its affiliates whose employees are covered by the Plan, intending thereby to provide an uninterrupted and continuing program of benefits;

         NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 1994, except as otherwise indicated herein:





                                      (ii)

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNTS: The total of the amounts credited to a Member's Before-Tax Contribution Account, Company Contribution Account, After-Tax Contribution Account and Rollover Account.

(2) ACT: The "Employee Retirement Income Security Act of 1974, as amended."

(3) AFTER-TAX CONTRIBUTION ACCOUNT: An individual account for each Member which is credited with his After-Tax Contributions and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(4) AFTER-TAX CONTRIBUTIONS: Contributions made to the Plan by the Members in accordance with their elections pursuant to Section 3.2.

(5) BASE PAY: With respect to any Member, such Member's basic rate of compensation for a month based upon the hourly pay rate, weekly salary, established benefit rate, or similar unit of base compensation applicable to such Member pursuant to the Company's regular payroll accounting and determined as of the last day of such month. For purposes of determining a Member's basic rate of compensation for a month, elective contributions made on such Member's behalf that are not included in his taxable income pursuant to any of sections 125, 402(a)(8), 402(h) or 403(b) of the Code shall be included and Base Pay continuations under any severance plan or program of the Company shall not be included. Notwithstanding the foregoing, the aggregate Base Pay of any Member taken into account for purposes of the Plan for a Plan Year shall be limited to $150,000 with such limitation to be:

         (i) adjusted automatically to reflect any cost-of-living increases authorized by section 401(a)(17) of the Code;

         (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (iii) in the case of a Member who is either a five-percent owner of the Company (within the meaning of section 416(i)(1)(A)(iii) of the Code) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Base Pay during such Plan Year, prorated and allocated among such Member, his spouse and/or lineal descendants under the age of nineteen based on the aggregate Base Pay for such Plan Year of each such individual.

(6) BEFORE-TAX CONTRIBUTION ACCOUNT: An individual account for each Member which is credited with the Before-Tax Contributions made by the Company on such Member's behalf and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(7) BEFORE-TAX CONTRIBUTIONS: Contributions made to the Plan by the Company on a Member's behalf in accordance with the Member's elections to defer Base Pay under the Plan's qualified cash or deferred arrangement as described in Section 3.1.

(8) BENEFIT COMMENCEMENT DATE: With respect to each Member or beneficiary, the date such Member's or beneficiary's benefit is processed for payment to him from the Trust Fund.

(9)      CODE:  The Internal Revenue Code of 1986, as amended.

(10) COMMENCEMENT DATE: The date on which an Employee first performs an Hour of Service.

(11) COMMITTEE: The administrative committee appointed by Enron Corp. to administer the Plan.

(12) COMPANY: Enron Corp. and any entity which has adopted the Plan pursuant to the provisions of Article XVIII.

(13) COMPANY CONTRIBUTION ACCOUNT: An individual account for each Member which is credited with the Company Matching Contributions made on such Member's behalf and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(14) COMPANY MATCHING CONTRIBUTIONS: Contributions made to the Plan by the Company pursuant to Section 3.4.

(15) CONTROLLED ENTITY: Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Company is a member, each trade or business (whether or not incorporated) with which the Company is under common control and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Company is a member.

(16) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan specified by a Distributee.

(17) DISTRIBUTEE: A Member entitled to an Eligible Rollover Distribution. In addition, a Member's surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, is a Distributee with regard to the interest of such spouse or former spouse in an Eligible Rollover Distribution.

(18)     EFFECTIVE DATE:  January 1, 1994, as to this restatement of the Plan.

(19) ELIGIBLE EMPLOYEE: Any Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement unless such agreement provides for his coverage under the Plan, (B) any nonresident alien who has no United States source income and (C) any Employee who is a Leased Employee.

(20) ELIGIBLE RETIREMENT PLAN: An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code or a qualified trust described in section 401(a) of the Code, that accepts a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(21) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the Accounts of a Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(22) EMPLOYEE: Any individual employed by the Company and any Leased Employee. United States citizens or residents who are employees of certain foreign affiliates of Enron Corp. as may be designated from time to time by Enron Corp. and identified as such a foreign affiliate employer of such employees in an agreement under section 3121(l) of the Code filed on behalf of Enron Corp. with the Internal Revenue Service, shall be treated as Employees on the condition that contributions under a funded plan of deferred compensation are not provided by any other person or entity with respect to the remuneration paid by the foreign affiliate.

(23) ENRON STOCK: The common stock of Enron Corp. or any other security issued by Enron Corp. which is a "qualifying employer security" within the meaning of section 407(d)(5) of the Act.

(24)     EO&G STOCK:  The common stock of Enron Oil & Gas Company.

(25) FUND: A portion of the Trust Fund which is invested in a specified manner.

(26) HIGHLY COMPENSATED EMPLOYEE: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who:

         (A) is a five-percent owner of the Company (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look- Back Year"); or

         (B) receives compensation (within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement, or tax-sheltered annuity; "compensation" for purposes of this Paragraph) in excess of $75,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year; or

         (C) receives compensation in excess of $50,000 (with such amount to be adjusted automatically to reflect any cost-of- living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year and is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(8) of the Code) ranked on the basis of compensation received during the year; or

         (D) is an officer (within the meaning of section 416(i) of the Code) during the Look-Back Year and receives compensation in the Look-Back Year greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year begins; or

         (E) is described in clauses (B), (C), or (D) above (after modifying such clauses to substitute the Determination Year for the Look-Back Year) and is one of the 100 Employees who receives the most compensation from the Company or a Controlled Entity during the Determination Year.

         For purposes of the preceding sentence, (i) no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) shall be treated as officers, (ii) if no officer has compensation in excess of 50% of the amount in effect under section 415(b)(1)(A) of the Code, then the highest-paid officer shall be deemed to be a Highly Compensated Employee, (iii) all employers aggregated with the Company under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer, (iv) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee, and (v) the Committee may elect, in accordance with the provisions of applicable Treasury Regulations, rulings and notices, to make the Look-Back Year calculation for a Determination Year on the basis of the calendar year ending with or within the applicable Determination Year (or, in the case of a Determination Year that is shorter than twelve months, the calendar year ending with or within the twelve-month period ending with the end of the applicable Determination Year). Further, if any individual is a member of the family of a five-percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the year, then such individual shall not be considered a separate employee and any compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five- percent owner or Highly Compensated Employee. For purposes of the preceding sentence, the term "family" means, with respect to any active or former Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury Regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury Regulations thereunder shall govern and control.

(27) HOUR OF SERVICE: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Company or a Controlled Entity for the performance of duties or for reasons other than the performance of duties.

(28) INVOLUNTARY TERMINATION: Termination of a Member's employment by the Company due to business circumstances, layoff or corporate reorganization (including, but not limited to division or office closure or relocation). A Member's employment with the Company shall in no event constitute an Involuntary Termination if the Member voluntarily terminates such employment (whether by reason of retirement or otherwise) or if such Member's employment is terminated by the Company due to the Member's gross negligence or willful misconduct in performance of the duties of his employment or his commission of a felony or of a misdemeanor involving moral turpitude.

(29) LEASED EMPLOYEE: Any person who is not an employee of the Company or a Controlled Entity but who performs services for the Company or a Controlled Entity pursuant to an agreement (oral or written) between the Company or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Company or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by the Company's or Controlled Entity's employees in the Company's or Controlled Entity's field of business.

(30) MEMBER: Any individual who has met the eligibility requirements for participation in the Plan and elected to participate in the Plan.

(31) NORMAL RETIREMENT DATE: The date a Member attains the age of sixty-five.

(32) PERIOD OF SERVICE: Each period of an individual's Service commencing on his Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an individual is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual or the placement of a child with the individual in connection with the adoption of such child by the individual or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence.

(33) PERIOD OF SEVERANCE: Each period of time commencing on an individual's Severance from Service Date and ending on a Reemployment Commencement Date.

(34)     PLAN:  The Enron Corp. Savings Plan, as amended from time to time.

(35) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year.

(36) REEMPLOYMENT COMMENCEMENT DATE: The first date upon which an individual performs an Hour of Service following a Severance from Service Date.

(37) ROLLOVER ACCOUNT: An individual account for an Eligible Employee which is credited with the Rollover Contributions of such Employee and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(38) ROLLOVER CONTRIBUTIONS: Contributions made by an Eligible Employee pursuant to Section 3.9.

(39) SERVICE: The period of an individual's employment with the Employer or a Controlled Entity.

(40) SEVERANCE FROM SERVICE DATE: The first date on which an individual terminates his Service following his Commencement Date or a Reemployment Commencement Date, if applicable. Notwithstanding the foregoing, the Severance from Service Date of an individual who is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual or the placement of a child with the individual in connection with the adoption of such child by the individual or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

(41) TELEPHONE PROCEDURES: The procedures established by the Committee pursuant to which a Member may effect contribution and investment changes by telephone.

(42) TRUST: The trust established under the Trust Agreement to hold and invest contributions made under the Plan, and income thereon, and from which the Plan benefits will be distributed.

(43) TRUST AGREEMENT: The agreement entered into between Enron Corp. and the Trustee establishing the Trust.

(44) TRUST FUND: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Members, together with all income, profits and increments thereto.

(45) TRUSTEE: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(46)     VALUATION DATES:  Each business day shall constitute a Valuation Date.

(47) VESTED INTEREST: The portion of a Member's Accounts which, pursuant to the Plan, is nonforfeitable.

(48) VESTING SERVICE: The measure of service used in determining a Member's Vested Interest as determined pursuant to Section 8.3.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                                 PARTICIPATION

         Any Eligible Employee shall be eligible to become a Member upon the first day of the first month coincident with or next following such Eligible Employee's Commencement Date or Reemployment Commencement Date.
Notwithstanding the foregoing:

                 (a) an Eligible Employee who was a Member of the Plan on the day prior to the Effective Date shall remain a Member of this restatement thereof as of the Effective Date;

                 (b) an Eligible Employee who was a Member of the Plan, or who was eligible to become a Member of the Plan, prior to a termination of employment shall be eligible to remain or become a Member immediately upon his reemployment as an Eligible Employee; and

                 (c) a Member who ceases to be an Eligible Employee but remains an Employee shall continue to be a Member but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Base Pay hereunder, to share in allocations of Company Contributions or to contribute to the Plan unless and until he shall again become an Eligible Employee.

Membership in the Plan is voluntary. Any Eligible Employee may become a Member upon the date on which he first becomes eligible by making a Before-Tax Contribution election (and related Base Pay reduction agreement) or After-Tax Contribution election in accordance with the Telephone Procedures or other procedures prescribed by the Committee. Any Eligible Employee who does not become a Member upon the date on which he first becomes eligible may become a Member on the first day of any subsequent month by making a a Before-Tax Contribution election (and related Base Pay reduction agreement) or After-Tax Contribution election in accordance with the Telephone Procedures or other procedures prescribed by the Committee.

                                      III.

                                 CONTRIBUTIONS

         3.1  BEFORE-TAX CONTRIBUTIONS.

                 (a) A Member may elect to defer an integral percentage from 1% to 14% (or, with respect to a Member who is a Highly Compensated Employee, such lesser percentage as may be prescribed from time to time by the Committee) of his Base Pay for a Plan Year by having the Company contribute the amount so deferred to the Plan. Base Pay for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Base Pay pursuant to this Section shall be made by a Base Pay reduction agreement pursuant to which the Member authorizes the Company to reduce his Base Pay in the elected amount and the Company, in consideration thereof, agrees to contribute an equal amount to the Plan. The reduction in a Member's Base Pay for a Plan Year pursuant to his election under a Base Pay reduction agreement shall be effected by Base Pay reductions as of each payroll period within such Plan Year following the effective date of such agreement. The amount of Base Pay elected to be deferred by a Member for a Plan Year pursuant to this Section shall become a part of the Before-Tax Contributions made by the Company on the Member's behalf for such Plan Year.

                 (b) In restriction of the Members' elections provided in Paragraph (a) above, the Before-Tax Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts and arrangements of the Company on behalf of any Member for any calendar year shall not exceed $7,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code), reduced by any "excess deferrals" from other plans allocated to the Plan by March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code.

                 (c) In further restriction of the Members' elections provided in Paragraph (a) above, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury Regulation Section 1.401(m)-2(b)) occurs during a Plan Year such multiple use shall be corrected in accordance with the provisions of Treasury Regulation Section 1.401(m)-2(c); provided, however, that the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.8 and applicable Treasury Regulations so that there is no such multiple use.

                 (d) If the restrictions set forth in Paragraph (c) above would not otherwise be met for any Plan Year, the Base Pay deferral elections made pursuant to Paragraph (a) above of Members who are Highly Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.





                                     III-1

                 (e) As of the last day of each month, the Company shall contribute, as Before-Tax Contributions with respect to each Member, an amount equal to the amount of Base Pay elected to be deferred, pursuant to Paragraphs
(a) above (as adjusted pursuant to Paragraph (d) above), by such Member during such month. Such contributions, as well as the contributions pursuant to Sections 3.2 and 3.4 shall be made without regard to current or accumulated profits of the Company. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code.

         3.2 AFTER-TAX CONTRIBUTIONS. A Member may contribute to the Plan, as his After-Tax Contributions, an integral percentage of his Base Pay which, when added to the integral percentage of his Base Pay for such Plan Year designated as Before-Tax Contributions, does not exceed 14% (or, with respect to a Member who is a Highly Compensated Employee, such lesser percentage as may be prescribed from time to time by the Committee). After-Tax Contributions shall be made by authorizing the Company to withhold such contributions from the Member's Base Pay as of each payroll period. If the restrictions set forth in
Section 3.5 would not otherwise be met for any Plan Year, the After-Tax Contribution elections of Members who are Highly Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

         3.3 BEFORE-TAX AND AFTER-TAX CONTRIBUTION CHANGES. A Member may change the amount of, suspend or resume his Before Tax Contributions or his After-Tax Contributions (within the applicable percentage limits set forth in Sections 3.1 and 3.2 above) effective as of the first day of any month by executing and delivering to the Committee the form prescribed by the Committee at the time prescribed by the Committee or by communicating such change election in accordance with the Telephone Procedures.

         3.4  COMPANY MATCHING CONTRIBUTIONS.

                 (a) For each month, the Company shall contribute, out of its current or accumulated earnings and profits, as Company Matching Contributions on behalf of each Member who has completed less than 10 years of Vesting Service, an amount which equals 100% of the sum of Before-Tax Contributions which were made pursuant to Section 3.1 on behalf of such Member and After-Tax Contributions made pursuant to Section 3.2 by such Member during such month and which were not in excess of 6% of such Member's Base Pay for such month.

                 (b) For each month, the Company shall contribute, out of its current or accumulated earnings and profits, as Company Matching Contributions on behalf of each Member who has completed 10 or more years of Vesting Service, an amount which equals 100% of the sum of the Before-Tax Contributions made pursuant to Section 3.1 on behalf of such Member during such month and the After-Tax Contributions made pursuant to Section 3.2 by such Member during such month and which were not in excess of 8% of each such Member's Base Pay for such month.

                 (c) If current or accumulated earnings and profits on any contribution date are not sufficient to permit the Company to make such





                                     III-2
contributions, the Company may make such contributions at a subsequent time when current or accumulated earnings and profits are sufficient.

                 (d) Paragraphs (a) through (c) above notwithstanding, Company Matching Contributions (which were temporarily suspended commencing January 1,
1987) shall remain suspended until formally resumed by resolution adopted by Enron Corp.

         3.5 RESTRICTIONS ON COMPANY MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS. In restriction of the Company Matching Contributions and After-Tax Contributions hereunder, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. The Committee may elect, in accordance with applicable Treasury Regulations, to treat Before-Tax Contributions to the Plan as Company Matching Contributions for purposes of meeting this requirement.

         3.6 PAYMENTS TO TRUSTEE. Contributions under the Plan shall be paid by the Company directly to the Trustee as soon as practicable. On or about the date of any such payment, the Committee shall be informed as to the amount of such payment.

         3.7 RETURN OF CONTRIBUTIONS. Anything to the contrary herein notwithstanding, the Company's contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Company, be returned to the Company by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. Moreover, if Company contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Company, be returned to the Company by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

         3.8  DISTRIBUTION OF EXCESS CONTRIBUTIONS.

                 (a) Anything to the contrary herein notwithstanding, any Before-Tax Contributions to the Plan for a calendar year on behalf of a Member in excess of the limitations set forth in Section 3.1(b) shall be distributed to such Member not later than April 15 of the next following calendar year.

                 (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Before-Tax Contributions made by the Company on behalf of Highly Compensated Employees exceeds the maximum amount of Before-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(c) (determined by reducing Before-Tax Contributions on behalf of Highly Compensated Employees in order of the "actual deferral percentages" (as that term is defined in section 401(k)(3)(B) of the Code and the Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed





                                     III-3
before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Before- Tax Contributions of a Member whose actual deferral percentage is determined under the family aggregation rules of sections 401(k) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury Regulations thereunder.

                 (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the sum of the aggregate Company Matching Contributions and After-Tax Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Company Matching Contributions and After-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.5 (determined by reducing After-Tax Contributions made by, and Company Matching Contributions made on behalf of, Highly Compensated Employees in order of the "contribution percentages" (as that term is defined in section 401(m)(3) of the Code and Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess contributions were made or who made such excess contributions, as applicable, (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Company Matching Contributions and After-Tax Contributions allocated to the Accounts of a Member whose contribution percentage is determined under the family aggregation rules of sections 401(m) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury Regulations thereunder. Company Matching Contributions shall be forfeited pursuant to this Paragraph only if distribution of all vested Company Matching Contributions is insufficient to meet the requirements of this Paragraph. If vested Company Matching Contributions are distributed to a Member and nonvested Company Matching Contributions remain credited to such Member's Accounts, such nonvested Company Matching Contributions shall vest at the same rate as if such distribution had not been made.

                 (d) In coordinating excess contributions pursuant to this Section, such excess contributions shall be treated in the following order:

                          (1)  first, excess deferrals described in Paragraph
         (a) above shall be distributed;

                          (2)  second, excess Before-Tax Contributions
         described in Paragraph (b) above which are not considered in determining the amount of Company Matching Contributions pursuant to
         Section 3.4 shall be distributed;

                          (3) third, excess Before-Tax Contributions described in Paragraph (b) above which are considered in determining the amount of Company Matching Contributions pursuant to Section 3.4 shall be distributed, and the Company Matching Contributions with respect to such Before-Tax Contributions shall be forfeited;

                          (4) fourth, excess After-Tax Contributions described in Paragraph (c) above which were made pursuant to Section 3.2 and which are not considered in





                                     III-4
         determining the amount of Company Matching Contributions pursuant to
         Section 3.4 shall be distributed;

                          (5) fifth, After-Tax Contributions described in Paragraph (c) above which were made pursuant to Section 3.2 and which are considered in determining the amount of Company Matching Contributions pursuant to Section 3.4 shall be distributed and the Company Matching Contributions with respect to such After-Tax Contributions shall be forfeited; and

                          (6) sixth, excess Company Matching Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited).

                 (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in accordance with the provisions of Section 4.3 through the Valuation Date next preceding the date of the distribution or forfeiture. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2 1/2 months after the end of the Plan Year.

         3.9  ROLLOVER CONTRIBUTIONS.

                 (a) Qualified indirect Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from an individual retirement account or annuity or from another qualified plan, but only if such Rollover Contributions are made pursuant to and in accordance with applicable provisions of the Code. Any Eligible Employee desiring to effect indirect Rollover Contributions must execute and file with the Committee the form prescribed by the Committee for such purpose. An indirect Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee making such Rollover Contribution as of the day on which the Rollover Contribution is made.

                 (b) Qualified direct Rollover Contributions may be made to the Plan by any Eligible Employee of amounts which are eligible rollover distributions within the meaning of section 402(f)(2)(A) of the Code from an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, but only if such Rollover Contributions are made pursuant to and in accordance with applicable provisions of the Code. Any Eligible Employee desiring to effect direct Rollover Contributions to the Plan must execute and file with the Committee the form prescribed by the Committee for such purposes. Direct Rollover Contributions to the Plan must be in cash and may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Notwithstanding the foregoing, an Eligible Employee who is entitled to a distribution from the Enron Corp. Employee Stock Ownership Plan may make direct Rollover Contributions of such distribution to the Plan in whole shares of Enron Corp. Common Stock. A direct Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as of the last day of the month in which the Rollover Contribution is made.





                                     III-5

                 (c) An Eligible Employee who has made a Rollover Contribution in accordance with this Section who has not otherwise become a Member of the Plan shall become a Member coincident with such Rollover Contribution; provided, however, that such Member shall not have a right to defer Base Pay, have Company Matching Contributions made on his behalf or make After-Tax Contributions until he has otherwise satisfied the requirements imposed by
Article II.





                                     III-6

                                      IV.

                                  ALLOCATIONS

         4.1 SUSPENSE ACCOUNT. All contributions, forfeitures and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated to the Accounts of the Members as provided herein.

         4.2  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES.

                 (a) Before-Tax Contributions made by the Company on a Member's behalf pursuant to Section 3.1 shall be allocated to the Before-Tax Contribution Account of such Member as of the last day of the month for which they were made.

                 (b)  After-Tax Contributions made by a Member pursuant to
Section 3.2 shall be allocated to the After-Tax Contribution Account of such Member as of the last day of the month for which they were made.

                 (c) The Company Matching Contributions for each month pursuant to Section 3.4 on behalf of a Member shall be allocated as of the last day of such month to the Company Contribution Account of such Member.

                 (d) Any amounts which are forfeited under any provision hereof during a Plan Year shall be applied to reduce Company Matching Contributions next coming due.

         4.3  ALLOCATION OF NET INCOME OR LOSS.

                 (a) The fair market value of each Member's Accounts shall be determined as of each Valuation Date. The determination of the fair market value of a Member's Accounts shall reflect such Accounts' allocable share of the net income (or net loss) of the Trust Fund.

                 (b) For purposes of allocations of net income (or net loss) of the Trust Fund, each Member's Accounts shall be divided into subaccounts to reflect such Member's investment designation in a particular Fund or Funds pursuant to Article V. As of each Valuation Date, the applicable share of the net income (or net loss) of each Fund, separately and respectively, since the next preceding Valuation Date shall be allocated among the corresponding subaccounts of the Members as follows:

                          (1) With respect to the portion of each Member's Accounts which is invested in Funds comprised of mutual fund shares, the net income (or net loss) allocation as of a given Valuation Date of each subaccount reflecting investment in each such respective mutual fund shall be determined based upon the net asset value of the mutual fund shares allocated to each such subaccount as of such Valuation Date.

                          (2) The net income (or net loss) of each Fund which is not comprised of mutual fund shares, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts on the next preceding Valuation Date and each such corresponding subaccount shall be credited (or debited) with that portion of such net income (or net loss) which the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date.

                          (3) With respect to each Member whose employment is terminated for any reason, so long as there is any balance in any of his Accounts, such Account or Accounts shall continue to receive allocations pursuant to this Section; provided, however, that the value of such Accounts as of the next preceding Valuation Date shall be reduced by the amount of any payments made therefrom since the next preceding Valuation Date.

         4.4  LIMITATIONS.

                 (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

                          (1)  "ANNUAL ADDITIONS" of a Member for any
         Limitation Year shall mean the total of (A) the Company Contributions, Before-Tax Contributions and forfeitures allocated to such Member's Accounts for such year, (B) Member's contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

                          (2)  "LIMITATION YEAR" shall mean the Plan Year.

                          (3) "MAXIMUM ANNUAL ADDITIONS" of a Member for any Limitation Year shall mean the lesser of (A) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the Code for such Limitation Year) or (B) 25% of such Member's compensation, within the meaning of section 415(c)(3) of the Code and applicable Treasury Regulations thereunder and as limited by section 401(a)(17) of the Code during such year except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Company or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

                 (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year. If as a result of a reasonable error in estimating a Member's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions which would be credited to a Member's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Member for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Member's Accounts shall be disposed of as follows:

                          (1) first, by returning to such Member his After-Tax Contributions which would not have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts, adjusted for income or loss allocated thereto;

                          (2) next, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Member which would not have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts shall be distributed to such Member, adjusted for income or loss allocated thereto;

                          (3) next, by returning to such Member his After-Tax Contributions which would have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts, adjusted for income or loss allocated thereto, and the Company Matching Contributions which would have been allocated to such Member's Accounts based upon such returned After-Tax Contributions shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until used to reduce future Company Matching Contributions in the same manner as a forfeiture;

                          (4) finally, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Member which would have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts shall be distributed to such Member, adjusted for income or loss allocated thereto, and the Company Matching Contributions which would have been allocated to such Member's Accounts based upon such distributed Before-Tax Contributions shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until used to reduce future Company Matching Contributions in the same manner as a forfeiture.

                 (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in allocations of the net income (or net loss) of the Trust Fund.

                 (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Company are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "CONTROLLED ENTITY" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Member's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the

Maximum Annual Additions for such Member for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions; provided, however, that Annual Additions under this Plan shall be reduced to the fullest extent possible for such Member prior to reducing Annual Additions for such Member under the Enron Corp. Employee Stock Ownership Plan.

                 (e) In the case of a Member who also participated in a defined benefit plan of the Company or a Controlled Entity (as defined in Paragraph (d) above), the Company shall reduce the Annual Additions credited to the Accounts of such Member under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall only apply if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded.

                 (f) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Base Pay deferral elections pursuant to Section 3.1 and/or After-Tax Contribution elections pursuant to
Section 3.2 of affected Members may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

                                       V.

                              INVESTMENT OF FUNDS

         5.1 COMPANY CONTRIBUTIONS. The Company Contribution Accounts of the Members shall be invested primarily in shares of Enron Stock.

         5.2 INVESTMENT OPTIONS FOR MEMBERS' CONTRIBUTIONS. Each Member shall designate, in accordance with the Telephone Procedures or other procedures established from time to time by the Committee, the manner in which the amounts allocated to his Before-Tax Contribution Account and his After-Tax Contribution Account shall be invested from among the Funds made available from time to time by the Committee. Such Member may designate one of such Funds for all the amounts allocated to such Accounts or he may split the investment of the amounts allocated to such Accounts between such Funds in such increments as the Committee may prescribe. A Member may change his investment designation for future contributions to be allocated to his Before-Tax Contribution Account and After-Tax Contribution Account. Any such change shall be made in accordance with the Telephone Procedures or other procedures established by the Committee, and the frequency of such changes may be limited by the Committee as specified in the prospectuses relating to the Funds. A Member may elect to convert his investment designation with respect to the amounts already allocated to his Before-Tax Contribution Account and After-Tax Contribution Account. Any such conversion shall be made in accordance with the Telephone Procedures or other procedures established by the Committee, and the frequency of such conversions may be limited by the Committee as specified in the prospectuses relating to the Funds.

         5.3 INVESTMENT OPTIONS FOR ROLLOVER CONTRIBUTIONS. Each Member shall designate, in accordance with the Telephone Procedures or other procedures established from time to time by the Committee, the manner in which the amounts allocated to his Rollover Contribution Account shall be invested from among the Funds made available from time to time by the Committee. Such Member may designate one of such Funds for all the amounts allocated to such Account or he may split the investment of the amounts allocated to such Account between such Funds in such increments as the Committee may prescribe. A Member may elect to convert his investment designation with respect to the amounts already allocated to his Rollover Contribution Account. Any such conversion shall be made in accordance with the Telephone Procedures or other procedures established by the Committee, and the frequency of such conversions may be limited by the Committee as specified in the prospectuses relating to the Funds.

                                      VI.

                              RETIREMENT BENEFITS

         A Member who terminates his employment on or after his Normal Retirement Date or after having satisfied the conditions for early retirement benefits under the Enron Corp. Retirement Plan shall be entitled to an Article X benefit equal in value to the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date.

                                      VII.

                              DISABILITY BENEFITS

         7.1 DISABILITY BENEFITS. In the event a Member's employment is terminated due to total and permanent disability, as of the Committee's certification thereof such Member shall be entitled to an Article X benefit equal in value to the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date.

         7.2 TOTAL AND PERMANENT DISABILITY DETERMINED. The Committee shall determine whether a Member has become totally and permanently disabled and shall so notify such Member within sixty days thereafter. For purposes of this Article, "total and permanent disability" shall mean that either the Member has been determined to be eligible to receive long term disability benefits under the Enron Corp. Long Term Disability Plan after the first 24 months of an eligible disability, or a physical or mental condition of the Member resulting from bodily injury, disease, or mental disorder renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.





                                     VII-1

                                     VIII.

                               SEVERANCE BENEFITS

         8.1 NO BENEFITS UNLESS HEREIN SET FORTH. Except as set forth in this Article, upon termination of employment of a Member prior to his Normal Retirement Date for any reason other than total and permanent disability or death, such Member shall acquire no right to any benefit from the Plan or the Trust Fund.

         8.2  SEVERANCE BENEFIT.

                 (a) Each Member whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability or death shall be entitled to an Article X benefit equal in value to his Vested Interest in the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date.

                 (b) For purposes of this Section, a Member's Vested Interest in his Company Contribution Account shall be determined by such Member's years of Vesting Service in accordance with the following schedule:

              YEARS OF
           VESTING SERVICE             VESTED INTEREST
           ---------------             ---------------
          Less than 1 year                     0%
                    1 year                    25%
                    2 years                   50%
                    3 years                   75%
                    4 years or more          100%

                 (c) Paragraph (b) above notwithstanding, a Member shall have a 100% Vested Interest in his Company Contribution Account upon attainment of his Normal Retirement Date.

                 (d) Paragraph (b) above notwithstanding, a Member who was employed by the Company on July 1, 1986 shall at all times have a 100% Vested Interest in the portion of his Company Contribution Account which is attributable to the balance of such Account as of July 1, 1986.

                 (e) A Member shall have a 100% Vested Interest in his Before-Tax Contribution Account, After-Tax Contribution Account and Rollover Account at all times.

                 (f) Paragraph (b) above notwithstanding, a Member shall have a 100% Vested Interest in his Accounts if such Member's employment is terminated by reason of Involuntary Termination.





                                      VIII-1

                 (g) Notwithstanding anything contrary in the Plan, if a transaction occurs which is not approved, recommended or supported by a majority of the Board of Directors of Enron Corp. in actions taken prior to, and with respect to, such transaction in which either (i) Enron Corp. merges or consolidates with any other corporation (other than one of Enron Corp.'s wholly owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (ii) Enron Corp. sells all or substantially all of its assets to any other person or entity, or (iii) Enron Corp. is dissolved, or if (iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of Enron Corp.) together with its affiliates and associates shall be, directly or indirectly, the Beneficial Owner of at least 30% of the Voting Stock of Enron Corp., or (v) the individuals who constitute the members of Enron Corp.'s Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election or nomination for election by Enron Corp.'s stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Enron Corp. in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (v), considered as through such person were a member of the Incumbent Board, then within (a) 10 days of the approval by the shareholders of Enron Corp. of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii) or (iii) or (b) 30 days of the occurrence of such change of Beneficial Ownership or directors as described in clause (iv) or (v) of this Paragraph (g), each Member shall acquire a 100% Vested Interest in his Company Contribution Account. For the purpose of this Paragraph (g), the following terms shall have the following meanings:

         (1) "Affiliate" is used to indicate a relationship to a specified person and shall mean a person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

         (2) "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of Enron Corp. or any of its subsidiaries, and (iv) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than Enron Corp. or any wholly owned subsidiary of Enron Corp.).

         (3) "Beneficial Owner" shall be defined by reference to Rule 13(d)-3 under the Securities Exchange Act of 1934; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or





                                     VIII-2
                 understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

         (4) "Voting Stock" shall mean all outstanding shares of capital stock of Enron Corp. entitled to vote generally in elections for directors, considered as one class; provided, however, that if Enron Corp. has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

         8.3  VESTING SERVICE.

                 (a) For the period preceding the Effective Date, an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes under the Plan as it existed on the day prior to the Effective Date.

                 (b) For the period from and after the Effective Date, an individual shall be credited with Vesting Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively and the following service break rules shall apply:

                          (1) If an individual terminates his Service (other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service.

                          (2) If an individual terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service.

                          (3) In the case of a Member who incurs a Period of Severance of five consecutive years, such Member's years of Vesting Service completed after such Period of Severance shall be disregarded in determining such Member's Vested Interest in any Plan benefits derived from Company Contributions on his behalf prior to such Period of Severance.

                          (4) In the case of an individual who terminates employment at a time when he does not have any Vested Interest in his Company Contribution Account and who then incurs a Period of Severance which equals or exceeds five years, such individual's Period of Service completed before such Period of Severance shall be disregarded in determining his years of Vesting Service.

         8.4  FORFEITURES.





                                     VIII-3

                 (a) With respect to a Member who terminates employment with the Company with a Vested Interest in his Company Contribution Account which is less than 100% and either is not entitled to a distribution from the Plan or receives a distribution from the Plan in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the forfeitable amount credited to the terminated Member's Company Contribution Account as of the Valuation Date next preceding his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment if no amount is payable from the Trust Fund on behalf of such Member with such Member being considered to have received a distribution of zero dollars on his date of termination of employment).

                 (b) In the event that an amount credited to a terminated Member's Company Contribution Account becomes a forfeiture pursuant to Paragraph (a) above, the terminated Member shall, upon subsequent reemployment with the Company prior to incurring a Period of Severance of five consecutive years, have the forfeited amount restored to such Member's Company Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Member repays in cash an amount equal to the amount so distributed to him pursuant to Paragraph (a) above within five years from the date the Member is reemployed; provided, further, that such Member's repayment of amounts distributed to him from his Before-Tax Contribution Account and his After-Tax Contribution Account shall be limited to the portion thereof which was attributable to contributions with respect to which the Company made Company Matching Contributions. A reemployed Member who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be made as of the Valuation Date coincident with or next succeeding the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Company pursuant to this Paragraph shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored which would otherwise be available to reduce Company Matching Contributions. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be a minimum required Company contribution (without regard to current or accumulated earnings and profits).

                 (c) With respect to a Member whose Vested Interest in his Company Contribution Account is less than 100% and who makes a withdrawal from or receives a termination distribution from his Company Contribution Account other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amount remaining in his Company Contribution Account shall continue to be maintained as a separate account. At any relevant time, such Member's nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

                          X=P(AB + (R X D)) - (R X D)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Member's Vested Interest in his Company Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the





                                     VIII-4
ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Member's separate account shall be treated as an Company Contribution Account. Upon his incurring a Period of Severance of five consecutive years, the forfeitable portion of a terminated Member's separate account and Company Contribution Account shall be forfeited as of the end of the Plan Year during which the terminated Member completes a Period of Severance of five consecutive years.

                 (d)  Any forfeitures occurring pursuant to Paragraphs (a) or
(c) above shall be held in a suspense account and shall be applied to reduce Company Matching Contributions next coming due. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall not receive allocations of net income (or net loss) pursuant to Section 4.3.

                 (e) Distributions of benefits described in this Section shall be subject to the time of payment requirements of Paragraphs (b), (c) and (d) of Section 10.1.





                                     VIII-5

                                      IX.

                                 DEATH BENEFITS

         9.1 DEATH BENEFITS. Upon the death of a Member while an Employee, the Member's designated beneficiary shall be entitled to an Article X benefit equal in value to the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date.

         9.2  DESIGNATION OF BENEFICIARIES.

                 (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his Article X benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death designates other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) and (C) is witnessed by a Plan representative (other than the Member) or a notary public or (2) such consent may not be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable.

                 (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such Article X benefit shall be as follows:

                          (1)  If a Member leaves a surviving spouse, his
         Article X benefit shall be paid to such surviving spouse;

                          (2)  If a Member leaves no surviving spouse, his
         Article X benefit shall be paid to such Member's executor or administrator or to his heirs at law if there is no administration of such Member's estate.

                                       X.

                     TIME AND MANNER OF PAYMENT OF BENEFITS

         10.1 TIME AND MANNER OF PAYMENT.

                 (a) Subject to the provisions of the remaining Paragraphs of this Section, payment of a Member's benefit hereunder shall be made as soon as administratively feasible after the later of the date the Member or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII or IX or the date of allocation of the Member's last allocation of Before-Tax Contributions, After-Tax Contributions and Company Matching Contributions.

                 (b) Unless (1) the Member has attained age sixty-five or died, (2) the Member consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (3) the Member's Vested Interest in his Accounts is not in excess of $3,500, the Member's Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the Valuation Date coincident with or next succeeding the earlier of the date the Member attains age sixty-five or the Member's date of death, or such earlier Valuation Date as the Member may elect by written notice to the Committee prior to such Valuation Date. Within a reasonable time before his Benefit Commencement Date, the Committee shall inform the Member of his right to defer his Benefit Commencement Date and shall describe the Member's election rights pursuant to Paragraph (h) below.

                 (c) A Member's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Member attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Company or a Controlled Entity.

                 (d) A Member's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury Regulations thereunder and shall in no event be later than:

                          (1) In the case of a Member who attains the age of seventy and one-half prior to January 1, 1988 and is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st following the later of (A) the calendar year in which such Member attains the age of seventy and one-half, or (B) the calendar year in which such Member terminates his employment with the Company, or if such Member becomes a "five-percent owner" following the end of such five Plan Year period, April 1st of the calendar year following the calendar year in which such Member becomes a "five-percent owner;"

                          (2) In the case of a Member who does not attain the age of seventy and one-half prior to January 1, 1988 or is a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st of the calendar year following the calendar year in which such Member attains the age of seventy and one-half; and

                          (3)  In the case of a benefit payable pursuant to
         Article IX, the last day of the five-year period following the death of such Member.

                 (e) Subject to the provisions of Paragraph (d), a Member's Benefit Commencement Date shall not occur while the Member is employed by the Company or any Controlled Entity.

                 (f) Paragraphs (a), (b) and (c) notwithstanding, a Member may elect to defer his Benefit Commencement Date beyond the date specified in such Paragraphs, subject to the provisions of Paragraph (d), by submitting to the Committee a written statement, signed by the Member, which describes the benefit and the date on which the payment of such benefit shall commence; provided, however, that a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury Regulations thereunder.

                 (g) Subject to the provisions of Paragraph (h) below, a Member's benefit shall be provided from the Member's Account balance(s) under the Plan and shall be paid in one lump sum on the Member's Benefit Commencement Date. The Member's benefit shall be paid to the Member unless the Member has died prior to his Benefit Commencement Date, in which case the Member's benefit shall be paid in one lump sum to his beneficiary designated in accordance with the provisions of Section 9.2.

                 (h)  In lieu of the normal form of benefit under Paragraph
(g), a Member may direct all or part of his benefit to be used by the Trustee to purchase an immediate annuity contract through an insurance company. The terms of any annuity contract distributed to a Member shall provide that such Member's distribution shall not exceed a period equal to the greatest of the life of the Member, the life of the Member and a designated beneficiary, a period certain not extending beyond the life expectancy of the Member or a period certain not extending beyond the joint life and last survivor expectancy of the Member and a designated beneficiary. Such terms shall further provide that payments under such annuity will commence immediately, subject to the Member's rights to defer commencement of payments in accordance with Paragraph
(b) above and further subject to the election and spousal consent rules described in this Paragraph (h). The procedure for a Member to elect the annuity form of distribution will be for the Member to deliver to the Committee a written notice (on a form provided by the Company) of his interest in an annuity form of distribution. Said written notification must be received by the Committee not later than the dates specified below:

                          (1) In the case of retirement, death, termination of employment or determination of total and permanent disability of the Member, which occurs during the first 10 days of any month, the written notification of interest in an annuity distribution form must be received by the Committee by the end of that month.

                          (2) In the case of retirement, death, termination of employment or determination of total and permanent disability of the Member, which occurs after the 10th day of any month, the written notification of interest in an annuity distribution form must be received by the Committee by the end of the following month.

The annuity benefit to be provided will be distributed by an insurance company in accordance with one or more methods available as options under the group annuity contract as elected by the Member or beneficiary in the event of a Member's death. Upon receipt of the executed forms wherein the Member elects the annuity distribution form and the type of annuity he desires to receive, the Trustee shall convert the Member's Accounts into cash and purchase the annuity specified by the Member. If the Member requests additional time to consider the annuity form of distribution, the Member will have an election period of at least ninety days, following his receipt of the annuity information required to be furnished, in which to make his written election to receive an annuity and as to the annuity's form. In any event, the period within which the Member must make his election shall be the ninety- day period ending on the annuity commencement date. The Member may revoke any election made (or make a new election) at any time during the election period. Once the insurance company has issued the form of annuity elected, the election period shall cease and a Member's election shall be irrevocable. During the election period, pending the Member's final elections, the Trustee will continue to hold the Member's Accounts. At the conclusion of the election period, the Trustee will make a lump sum distribution of the Member's Accounts unless the Member has elected an annuity distribution form by filing the required election forms with the Committee. If, during the election period above, the Member makes a written request to the Committee for additional information, the election period will be extended to the extent necessary, to include the ninety calendar days immediately following the furnishing of all the additional information to the Member. The Committee need not comply with more than one such request of a Member. The Committee will give the Member a written explanation in non-technical language of: (i) the terms and conditions of the annuity distribution form in general and of the qualified joint and survivor form of annuity, (ii) the Member's right to make, and to revoke, an election waiving the joint and survivor form of benefit, (iii) the financial effect upon his benefit (in terms of dollars per benefit payment) of his making or revoking an election to waive the qualified joint and survivor form, and (iv) the rights of the Member's spouse with respect to his elections. The Committee will either mail or personally deliver the written explanation by such time as to reasonably assure that if will be received on or about the later of:

                          (1) The date nine months prior to his normal retirement age; or

                          (2)  His entry date into the annuity contract.

However, if such written explanation is due to the Member's written request for additional information, such explanation may be personally delivered or mailed (first class, postage prepaid) to the Member within thirty days from the date of the Member's written request. In the absence of an election of an optional method of annuity payment, or revocation of an election without a re-election, the form of annuity benefit that will be paid to a Member will be determined as follows: (i) the benefit for the Member who on his annuity commencement date is not married will be payable as a life annuity with installment refund; and (ii) the benefit for the Member who on his annuity commencement date has a spouse will be payable in the joint and survivor form. If a Member whose benefits, in the absence of an election otherwise, would be paid under clause (ii) elects a different annuity form, such election must be in the form of a qualified election. A qualified election is a benefit election accompanied by a written waiver or a qualified joint and survivor annuity which waiver along with, where applicable, the designation of a specific beneficiary other than the spouse and his specific form of benefit is consented to by the Member's spouse in a writing which is witnessed by a Plan representative or a notary public, which acknowledges the effect of the election and which may not be changed without the consent of the Member's spouse.

                 (i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Paragraph, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The provisions of this Paragraph shall apply only if the Member's Eligible Rollover Distribution is $200 or more or, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the Direct Rollover is $500 or more. Prior to any Direct Rollover pursuant to this Paragraph, the Distributee shall furnish the Committee with a statement that the plan, account or annuity to which the benefit is to be transferred that it is, or is intended to be, an Eligible Retirement Plan.

                 (j) Benefits shall be paid or transferred in cash except the portion of a Member's Accounts which is invested in Enron Stock shall be distributed in full shares of Enron Corp. common stock (with any balance of such portion to be paid or transferred in cash) and the portion of a Member's Accounts which is invested in EO&G Stock. EO&G Stock shall be distributed or transferred in full shares EO&G Stock (with any balance of such portion to be paid or transferred in cash), in either case unless the Member (or his designated beneficiary or legal representative in the case of a deceased Member) has elected in writing that such portion be distributed in cash.

         10.2 CASH-OUT OF BENEFIT. If a Member terminates his employment with the Company and his Vested Interest in his Accounts is not in excess of $3,500, such Member's benefit shall be paid in one lump sum payment in lieu of any other form of benefit herein provided pursuant to Section 10.1. Any such payment shall be made at the time specified in Section 10.1(a) without regard to the consent restrictions of Section 10.1(b). The provisions of this Section shall not be applicable to a Member following his Benefit Commencement Date.

         10.3 BENEFITS FROM ACCOUNT BALANCES. With respect to any benefit payable pursuant to the Plan, whichever form of payment is selected, such benefit shall be provided from the Account balance(s) to which the particular Member or beneficiary is entitled.

         10.4 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited, held in a suspense account and applied to reduce Company Matching Contributions next coming due. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall not participate in allocations of the net income (or net loss) of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.4(b).

         10.5 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall:

                 (a) state the specific reason or reasons for the denial or modification;

                 (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                 (c) provide a description of any additional material or information necessary for the Member, his beneficiary or representative to perfect the claim and an explanation of why such material or information is necessary; and

                 (d) explain the Plan's claim review procedure as contained herein.

In the event the request is denied or modified, if the Member, his beneficiary or representative desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary or representative may review any pertinent documents and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or representative stating specific reasons for such decision. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary or representative prior to the commencement of the extension period.

                                      XI.

                             WITHDRAWALS AND LOANS

         11.1 REGULAR WITHDRAWALS.

                 (a) A Member may withdraw from his After-Tax Contribution Account any amount not in excess of the dollar amount of his After-Tax Contributions which were not matched by Company Matching Contributions.

                 (b) A Member may withdraw from his After-Tax Contribution Account any and all amounts in excess of the dollar amount of his After-Tax Contributions which were matched by Company Matching Contributions and which have been held in his After-Tax Contribution Account for twenty-four months or more.

                 (c) A Member may withdraw from his Company Contribution Account any or all amounts held in such Account which have been so held for twenty-four months or more, but not in excess of his Vested Interest in such Account.

                 (d) A Member who has contributed to or had After-Tax Contributions or Before-Tax Contributions made on his behalf to the Plan for at least sixty cumulative months may withdraw from his Company Contribution Account an amount not exceeding his Vested Interest in the then value of such Account.

                 (e) A Member may withdraw from his Rollover Account any or all amounts held in such Account.

                 (f) A Member who has attained age fifty-nine and one-half may withdraw from his Before-Tax Contribution Account an amount not exceeding the then value of such Account.

                 (g) Any withdrawal pursuant to this Section shall be made as of the last business day of a week by complying with the Telephone Procedures or other procedures established by the Committee. In applying for a withdrawal pursuant to this Section, a Member shall specify the dollar amount he wishes to withdraw. A Member's withdrawal shall be distributed by liquidating the distributable amounts in his Accounts in the following order: first, the distributable amount pursuant to Paragraph (a) above; second, the distributable amount pursuant to Paragraph (b) above; third, the distributable amount pursuant to Paragraph (c) above; fourth, the distributable amount pursuant to Paragraph (d) above; fifth, the distributable amount pursuant to Paragraph (e) above; and, last, the distributable amount pursuant to Paragraph (f) above. Notwithstanding the provisions of this Section, no withdrawal pursuant to the Paragraphs above may be made in any calendar quarter. No withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan under Section 11.4. If a Member's Account from which a withdrawal is made is invested in more than one Fund, the withdrawal shall be made pro rata from each Fund in which such Account is invested. All withdrawals under this Section shall be paid in cash except that portion of a Member's Accounts which is to be withdrawn which is invested in Company Stock shall be paid in full shares of Enron Corp. common stock (with any balance of such portion to be paid in cash) and the portion of a Member's Accounts which is to be withdrawn which is invested in EO&G Stock shall be paid in full shares of EO&G Stock (with any balance of such portion to be paid in cash), in either case unless the Member has elected in writing that such poriton be paid in cash.
Any withdrawal hereunder shall be subject to the benefit transfer election described in Section 10.1(i).

         11.2 HARDSHIP WITHDRAWALS. A Member who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the Paragraphs above and pursuant to the provisions of any other plans of the Company and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Section 11.4 and pursuant to the provisions of any other plans of the Company and any Controlled Entities of which he is a member may withdraw from his Before-Tax Contribution Account amounts not to exceed the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. For purposes of this Paragraph, financial hardship means the immediate and heavy financial needs of the Member. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Member's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

                          (1) expenses of medical care described in section 213(d) of the Code previously incurred by the Member, the Member's spouse or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

                          (2) costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

                          (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Member, or the Member's spouse, children or dependents (as defined in section 152 of the Code);

                          (4) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                          (5)  such other financial needs which the
         Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices and other documents of general applicability.

The decision of the Committee shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner. The above notwithstanding, withdrawals under this Paragraph from a Member's Before-Tax Contribution Account shall be limited to the sum of the Member's Before-Tax Contributions to the Plan, plus income allocable thereto and credited to the Member's Before-Tax Contribution Account as of the Valuation Date coincident with or next preceding December 31, 1988, less any previous withdrawals of such amounts.

         11.3 WITHDRAWAL RESTRICTIONS.

                 (a) A Member may not prior to termination of employment or retirement withdraw any portion of his Accounts which is attributable to contributions which are based upon Base Pay earned by such Member for services rendered in the United Kingdom under circumstances pursuant to which such Base Pay would be subject to taxation under the Inland Revenue laws of the United Kingdom; provided, however, that the limitation described in this Paragraph (i) shall be applicable only with respect to contributions made by or for the benefit of such Member to the Plan from and after May 7, 1992.

                 (b) A Member may not make any withdrawals from the Plan pursuant to Section 11.1 or 11.2 following termination of employment and the amounts in such Member's Accounts shall be distributable in accordance with the provisions of Article X.

         11.4    LOANS.

                 (a)  Upon application by (1) any Member who is an Employee or
(2) any Member no longer employed by the Company, a beneficiary of a deceased Member or an alternate payee under a qualified domestic relations order who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Section being hereinafter referred to as a "MEMBER" for purposes of this Section), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member, not to exceed 50% of the then value of the Member's Vested Interest in his Accounts. Any loan application shall be subject to the time of payment requirements of Paragraphs (b), (c) and (d) of Section 10.1. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan. Notwithstanding the foregoing, a Member may not prior to termination of employment or retirement borrow any portion of his Accounts which is attributable to contributions which are based upon Base Pay earned by such Participant for services rendered in the United Kingdom under circumstances pursuant to which such Base Pay would be subject to taxation under the Inland Revenue laws of the United Kingdom.

                 (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Section shall not exceed an amount equal to the difference between:

                          (1) the lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made, over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member's total nonforfeitable accrued benefit under all qualified plans of the Company or a Controlled Entity; minus

                          (2) the total outstanding loan balance of the Member under all other loans from all qualified plans of the Company or a Controlled Entity.

                                      XII.

                           ADMINISTRATION OF THE PLAN

         12.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee which shall be appointed by Enron Corp. and shall consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee. For purposes of the Act, the Committee shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

         12.2 TERM, VACANCIES, RESIGNATION AND REMOVAL. Each member of the Committee shall serve until he resigns, dies or is removed by Enron Corp. At any time during his term of office, a member of the Committee may resign by giving written notice to Enron Corp. and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by Enron Corp. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Company or a Controlled Entity.

         12.3 OFFICERS, RECORDS AND PROCEDURES. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

         12.4 MEETINGS. The Committee shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

         12.5 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot





                                     XII-1
agree, Enron Corp. shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         12.6 COMPENSATION AND BONDING. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by Enron Corp., members of the Committee shall furnish bond or security for the performance of their duties hereunder.

         12.7 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

                 (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to Enron Corp.;

                 (b) to construe all terms, provisions, conditions and limitations of the Plan. In all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

                 (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to effectuate the purposes of the Plan;

                 (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

                 (e)  to determine all questions relating to eligibility;

                 (f) to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                 (g) to prepare, file and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

                 (h) to make a determination as to the right of any person to a benefit under the Plan;

                 (i) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements;





                                     XII-2

                 (j) to instruct the Trustee as to the loans to Members pursuant to the provisions of Section 11.4; and

                 (k) to direct the Trustee as to the investment of the Trust fund in Enron Stock or EO&G Stock as the Committee may deem to be appropriate and to be in accordance with the provisions of the Plan.

         12.8 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Committee relating to the Base Pay of all Members, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company.

         12.9 INDEMNIFICATION. Enron Corp. shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities which are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities which are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such person shall be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.





                                     XII-3

                                     XIII.

                            ADMINISTRATION OF FUNDS

         13.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Committee and the cost of furnishing any bond or security required of the Committee, shall be paid by the Trustee from Members' Accounts in the Trust Fund and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from Members' Accounts in the Trust Fund shall cease to exist to the extent the Company elects to reimburse or pay on behalf of the Plan all or any portion of such expenses and (b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose members are participants in the Plan, shall not receive any additional compensation for serving as Trustee. To the extent that a general Plan and Trust expense is paid from Members' Accounts in the Trust Fund, it shall be paid pro rata from such Accounts based on relative Account balances. To the extent that a Plan and Trust expense paid from the Trust Fund (such as a fixed per-Member annual membership fee) is specific to a Member's Account or Accounts, it shall only be paid by such Account or Accounts. This Section shall be deemed a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Company.

         13.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

         13.3 DISTRIBUTIONS FROM MEMBERS' ACCOUNTS. Distributions from a Member's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Member or for his benefit shall be debited to such Member's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.





                                     XIII-1

                                      XIV.

                                    TRUSTEE

         As a means of administering the assets of the Plan, Enron Corp. has entered into a Trust Agreement with the NORTHERN TRUST COMPANY, as Trustee.
The Trustee shall be the "named fiduciary" with respect to investment of the Trust Fund's assets. The Trust Agreement may be amended, from time to time, as Enron Corp. deems advisable in order to effectuate the purpose of the Plan.

         Any Trustee may resign at any time by giving at least thirty days written notice of such resignation to Enron Corp. Any Trustee may be removed, with or without cause, by Enron Corp. on written notice of such removal to such Trustee. Enron Corp. may appoint a successor Trustee by executing a new Trust Agreement, copies of which shall be delivered to the Committee and the former Trustee. If there would be no other Trustee then acting, the actual appointment and qualification of a successor Trustee to whom the Trust Fund may be transferred are conditions which must be fulfilled before the resignation or removal of a Trustee shall become effective. Enron Corp. may increase or decrease the number of Trustees at any time acting hereunder.





                                     XIV-1

                                      XV.

                              FIDUCIARY PROVISIONS

         15.1 ARTICLE CONTROLS. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

         15.2 GENERAL ALLOCATION OF DUTIES. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. Enron Corp. shall have the sole authority to appoint and remove the Trustee or members of the Committee. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for the administration, investment and management of the assets held under the Plan.
It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

         15.3 FIDUCIARY DUTY. Each fiduciary under the Plan, including but not limited to the Committee and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

                 (a) solely in the interest of the Members, for the exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan;

                 (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                 (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

                 (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code.

         15.4 DELEGATION AND ALLOCATION. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate their fiduciary responsibility in making or continuing such delegation.

         15.5 INVESTMENT MANAGER. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

                 (a) the investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, as defined in the Investment Advisers Act of 1940, or (3) an insurance company qualified to do business under the laws of more than one state; and

                 (b) such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate their fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within its sole discretion.

         15.6 THIRD PARTY ADMINISTRATOR. Notwithstanding any provision of the Plan or the Trust Agreement to the contrary, the Company may, in its sole discretion, engage any service provider which is not an employee or a subsidiary of the Company to perform identified administrative services with respect to the Plan ("Third-Party Administrative Services"). In the event that the Company so engages any such service provider to perform Third-Party Administrative Services, then notwithstanding any provision of the Plan to the contrary, the Company shall be fully responsible and accountable for selecting, credentialling, overseeing and monitoring such service provider, including without limitation, evaluating the quality of performance, determining whether the fees charged are reasonable, and removing or replacing such service provider, as the Company deems to be necessary or appropriate in its discretion. Upon engaging a service provider to perform Third-Party Administrative Services, the Company shall advise the Committee in writing regarding such engagement identifying the service provider and the Third-Party Administrative Services which are to be performed by such service provider. Thereafter the Committee shall have no power, duty or responsibility with respect to such Third-Party Administrative Services and shall have no power, duty or responsibility to monitor the performance of such service provider.

                                      XVI.

                                   AMENDMENTS

         16.1 RIGHT TO AMEND. Subject to Section 16.2 and any other limitations contained in the Act or the Code, Enron Corp. may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of Enron Corp. and all Companies. Specifically, but not by way of limitation, Enron Corp. may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive.

         16.2 LIMITATION ON AMENDMENTS. No amendment of the Plan may be made which would vest in the Company, directly or indirectly, any interest in or control of the Trust Fund. No amendment may be made which would vary the Plan's exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan or which would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made which would reduce any then nonforfeitable interest of a Member. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.





                                     XVI-1

                                     XVII.

                        DISCONTINUANCE OF CONTRIBUTIONS
                    TERMINATION AND MERGER OR CONSOLIDATION

         17.1 RIGHT TO TERMINATE. The Company has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Company to continue to make its contributions to the Trustee. Therefore, the Company shall have the power to discontinue contributions to the Plan, terminate the Plan or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination or partial termination.

         17.2 ADMINISTRATION OF PLAN IN CASE OF DISCONTINUANCE OF CONTRIBUTIONS OR TERMINATION.

                 (a) If the Plan is amended so as to permanently discontinue Company contributions, or if Company contributions are in fact permanently discontinued, the Vested Interest of each affected Member shall be 100%, effective as of the date of discontinuance. In case of discontinuance, the Committee shall remain in existence and all other provisions of the Plan which are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

                 (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Member shall be 100%, effective as of the termination date. Unless the Plan is otherwise amended prior to dissolution of Enron Corp., the Plan shall terminate as of the date of dissolution of Enron Corp.

                 (c) Upon discontinuance or termination, any previously unallocated contributions, forfeitures and net income (or net loss) shall be allocated among the Accounts of the Members on such date of discontinuance or termination according to the provisions of Article IV, as if such date of discontinuance or termination were a Valuation Date. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

                 (d) In the case of a total or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Member for whom the Plan is terminated to such Member, subject to the time of payment, manner of payment and consent provisions of Article X.

         17.3 MERGER, CONSOLIDATION OR TRANSFER. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Member would, in the event such other plan terminated, be entitled to a benefit





                                     XVII-1
which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation or transfer.





                                     XVII-2

                                     XVIII.

                               ADOPTING EMPLOYERS

         18.1 ADOPTION BY OTHER EMPLOYERS. It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become Employers. Any such entity, whether or not presently existing, may become, upon approval of Enron Corp., a party hereto by appropriate action of its board of directors or noncorporate counterpart. The provisions of the Plan shall apply separately and equally to each Company and its employees in the same manner as is expressly provided for Enron Corp. and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by Enron Corp. alone. Nevertheless, any Company may, with the consent of Enron Corp., incorporate in its adoption agreement or in an amendment document specific provisions relating to the operation of the Plan, and such provisions shall become a part of the Plan as to such Company only. Transfer of employment among Employers shall not be considered a termination of employment hereunder, and Service with one shall be considered as Service with all others. Any Company may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, Enron Corp. may, in its discretion, terminate an Company's Plan participation at any time.

         18.2 SINGLE PLAN. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Company. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries.





                                    XVIII-1

                                      XIX.

                                 MISCELLANEOUS

         19.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

         19.2 PAYMENTS SOLELY FROM TRUST FUND. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither the Company nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

         19.3 ALIENATION OF INTEREST FORBIDDEN. Except as otherwise provided with respect to "qualified domestic relations orders" pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations orders," including orders which require distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code or prior to the time a Member otherwise begin entitled to receive a current distribution from the Plan, and shall establish appropriate procedures to effect the same.

         19.4 NO BENEFITS TO THE COMPANY. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Members and their beneficiaries and defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall never be construed to vest any rights in the Company other than those specifically given hereunder.

         19.5 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         19.6 JURISDICTION. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.





                                     XIX-1

                                      XX.

                                TOP-HEAVY STATUS

         20.1 ARTICLE CONTROLS. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

         20.2 DEFINITIONS. For purposes of this Article, the following terms and phrases shall have these respective meanings:

                 (a)  ACCOUNT BALANCE:   As of any Valuation Date, the
         aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Company or a Controlled Entity (excluding employee contributions which were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and
         (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

                 (b) ACCRUED BENEFIT: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Company or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Company and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

                 (c) AGGREGATION GROUP: The group of qualified plans maintained by the Company and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code and any other plan which the Company elects to include as a part of such group; provided, however, that the Company may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                 (d) ASSUMPTIONS: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

                 (e) DETERMINATION DATE: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

                 (f) KEY EMPLOYEE: A "key employee" as defined in section 416(i) of the Code and the Treasury Regulations thereunder.

                 (g) PLAN YEAR: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

                 (h) REMUNERATION: Base Pay within the meaning of section 415(c)(3) of the Code, as limited by section 401(a)(17) of the Code.

                 (i) VALUATION DATE: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

         20.3 TOP-HEAVY STATUS.

                 (a) The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Members who are Key Employees exceeds 60% of the sum of Account Balances of all Members unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key

Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Company or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

                 (b) If the Plan is determined to be top-heavy for a Plan Year, the Company shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

                          (1)  the lesser of (A) 3% of such Member's
         Remuneration for such Plan Year or (B) a percent of such Member's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Before-Tax Contribution Account and Company Contribution Account for such Plan Year by such Key Employee's Remuneration; reduced by

                          (2)  the amount of Company Discretionary
         Contributions allocated to such Member's Accounts for such Plan Year.

The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Member employed on the last day of such Plan Year shall be made regardless of whether such Member is otherwise ineligible to receive an allocation of the Company's contributions for such Plan Year. The minimum contribution required to be made pursuant to this Paragraph shall also be made for an Eligible Employee who is not a Key Employee and who is excluded from participation in the Plan for failing to make mandatory After- Tax Contributions or Before-Tax Contributions. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Company's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that Enron Corp. determines to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in another defined contribution plan sponsored by the Company or a Controlled Entity if such Member receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in a defined benefit plan sponsored by the Company or a Controlled Entity if such Member accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit which is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

         20.4 TERMINATION OF TOP-HEAVY STATUS. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy.

         20.5 EFFECT OF ARTICLE. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

                                      XXI.

                             SECURITIES REGULATIONS

         Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Enron Stock, EO&G Stock or other Enron Corp. securities during any period in which such purchase is, in the opinion of counsel for Enron Corp. or the Committee, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Enron Stock, EO&G Stock or other Enron Corp. securities shall be invested in such other assets as the Trustee may in its discretion determine or the Trustee may hold such amounts uninvested for a reasonable period pending the designated investment.





                                     XXI-1

         EXECUTED this ____ day of _____________________________, 19_____.



                                                   ENRON CORP.



                                                   By __________________________





                                     (iii)

                                   ADOPTING COMPANIES:


                                  Enron ExPat Services, Inc.
                                  Enron Washington, Inc.
                                  Enron Pipeline Company
                                  Transwestern Pipeline Company
                                  Florida Gas Transmission Company
                                  Citrus Corp.
                                  Northern Plains Natural Gas Company
                                  Northern Natural Gas Company
                                  Enron Gas Services Corp.
                                  Enron Liquids Pipeline Company
                                  EGP Fuels Company
                                  Enron Methanol Company
                                  Enron International Inc.
                                  Enron Power Operating Company
                                  EOC Hr/Safety/Trng.
                                  Enron Oil & Gas Company
                                  Houston Pipeline Company
                                  Intratex Gas Company
                                  Oasis Pipeline Company
                                  Enron Reserve Acquisition Corp.
                                  Enfuels Corporation
                                  Enron Access Corporation
                                  EHMC (New Co.)
                                  Houston Pipeline Company
                                  EGS New Ventures Corp.
                                  Enron Administrative Services Corp.





                                      (iv)